Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Emerson Radio Corp. and Subsidiaries

Hackensack, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-63515, 333-132812 and 333-132815) of Emerson Radio Corp. of our report dated June 28, 2018, relating to the consolidated financial statements of Emerson Radio Corp. and Subsidiaries as of March 31, 2018 and 2017 and for each of the two years in the period ended March 31, 2018, which appear in this Form 10-K.

/s/ MSPC.
CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS
A PROFESSIONAL CORPORATION

Cranford, New Jersey

June 28, 2018